Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2024, with respect to the consolidated financial statements of ASEP Medical Holdings Inc. as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 included in this Registration Statement on Form F-1 and related prospectus.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

May 29, 2024